Exhibit (h)(2)

SCHEDULE A

PROSHARES TRUST EXPENSE LIMITATION AGREEMENT

Period: June 1, 2007 – September 30, 2008

Fund Name	Expense Limit
Ultra S&P500 ProShares	0.95%
Ultra MidCap400 ProShares	0.95%
Ultra Dow30 ProShares	0.95%
Ultra QQQ ProShares	0.95%
Short S&P500 ProShares	0.95%
Short MidCap400 ProShares	0.95%
Short Dow30 ProShares	0.95%
Short QQQ ProShares	0.95%
UltraShort S&P500 ProShares	0.95%
UltraShort MidCap400 ProShares	0.95%
UltraShort Dow30 ProShares	0.95%
UltraShort QQQ ProShares	0.95%

Period: January 23, 2007 – September 30, 2008

Fund Name	Expense Limit
Ultra Russell 2000 ProShares	0.95%
Ultra SmallCap 600 ProShares	0.95%
Ultra Russell 1000 Value ProShares	0.95%
Ultra Russell 1000 Growth ProShares	0.95%
Ultra Russell MidCap Value ProShares	0.95%
Ultra Russell MidCap Growth ProShares	0.95%
Ultra Russell 2000 Value ProShares	0.95%
Ultra Russell 2000 Growth ProShares	0.95%
Ultra Basic Materials ProShares	0.95%
Ultra Consumer Goods ProShares	0.95%
Ultra Consumer Services ProShares	0.95%
Ultra Financials ProShares	0.95%
Ultra Health Care ProShares	0.95%
Ultra Industrials ProShares	0.95%
Ultra Oil & Gas ProShares	0.95%
Ultra Real Estate ProShares	0.95%
Ultra Semiconductors ProShares	0.95%
Ultra Technology ProShares	0.95%
Ultra Utilities ProShares	0.95%
Short Russell 2000 ProShares	0.95%
Short SmallCap 600 ProShares	0.95%

Exhibit (h)(2)

Fund Name	Expense Limit
UltraShort Russell 2000 ProShares	0.95%
UltraShort SmallCap 600 ProShares	0.95%
UltraShort Russell 1000 Value ProShares	0.95%
UltraShort Russell 1000 Growth ProShares	0.95%
UltraShort Russell MidCap Value ProShares	0.95%
UltraShort Russell MidCap Growth ProShares	0.95%
UltraShort Russell 2000 Value ProShares	0.95%
UltraShort Russell 2000 Growth ProShares	0.95%
UltraShort Basic Materials ProShares	0.95%
UltraShort Consumer Goods ProShares	0.95%
UltraShort Consumer Services ProShares	0.95%
UltraShort Financials ProShares	0.95%
UltraShort Health Care ProShares	0.95%
UltraShort Industrials ProShares	0.95%
UltraShort Oil & Gas ProShares	0.95%
UltraShort Real Estate ProShares	0.95%
UltraShort Semiconductors ProShares	0.95%
UltraShort Technology ProShares	0.95%
UltraShort Utilities ProShares	0.95%

Period: For the one-year period beginning on the Funds’ date of launch

Fund Name	Expense Limit
Ultra Biotechnology ProShares	0.95%
Ultra Precious Metals ProShares	0.95%
Ultra Telecommunications ProShares	0.95%
Short Russell 1000 Growth ProShares	0.95%
Short Russell MidCap Value ProShares	0.95%
Short Russell MidCap Growth ProShares	0.95%
Short Russell 2000 Value ProShares	0.95%
Short Russell 1000 Value ProShares	0.95%
Short Russell 2000 Growth ProShares	0.95%
Short Basic Materials ProShares	0.95%
Short Biotechnology ProShares	0.95%
Short Consumer Goods ProShares	0.95%
Short Consumer Services ProShares	0.95%
Short Financials ProShares	0.95%
Short Health Care ProShares	0.95%
Short Industrials ProShares	0.95%
Short Oil & Gas ProShares	0.95%
Short Precious Metals ProShares	0.95%
Short Real Estate ProShares	0.95%
Short Semiconductors ProShares	0.95%
Short Technology ProShares	0.95%
Short Telecommunications ProShares	0.95%

Exhibit (h)(2)

Fund Name	Expense Limit
Short Utilities ProShares	0.95%
UltraShort Biotechnology ProShares	0.95%
UltraShort Precious Metals ProShares	0.95%
UltraShort Telecommunications ProShares	0.95%
Ultra MSCI Japan ProShares ProShares	0.95%
Ultra MSCI Emerging Markets ProShares	0.95%
Ultra MSCI EAFE ProShares	0.95%
Short MSCI Japan ProShares	0.95%
Short MSCI Emerging Markets ProShares	0.95%
Short MSCI EAFE ProShares	0.95%
UltraShort MSCI Japan ProShares	0.95%
UltraShort MSCI Emerging Markets ProShares	0.95%
UltraShort MSCI EAFE ProShares	0.95%
Ultra NASDAQ Biotechnology ProShares	0.95%
Ultra NASDAQ Composite Index ProShares	0.95%
Ultra Dow Jones Select Telecommunications ProShares	0.95%
Ultra FTSE/Xinhua China 25 ProShares	0.95%
Ultra Lehman 7-10 Year U.S. Treasury ProShares	0.95%
Ultra Lehman 20+ Year U.S. Treasury ProShares	0.95%
Ultra iBoxx $ Investment Grade ProShares	0.95%
Ultra iBoxx $ High Yield ProShares	0.95%
Ultra NASDAQ Biotechnology ProShares	0.95%
Short NASDAQ Biotechnology ProShares	0.95%
Short NASDAQ Composite Index ProShares	0.95%
Short Dow Jones Select Telecommunications ProShares	0.95%
Short Lehman 7-10 Year U.S. Treasury ProShares	0.95%
Short Lehman 20+ Year U.S. Treasury ProShares	0.95%
Short iBoxx $ Investment Grade ProShares	0.95%
Short iBoxx $ High Yield ProShares	0.95%
UltraShort NASDAQ Biotechnology ProShares	0.95%
UltraShort NASDAQ Composite Index ProShares	0.95%
UltraShort Dow Jones Select Telecommunications ProShares	0.95%
UltraShort FTSE/Xinhua China 25 ProShares	0.95%
UltraShort Lehman 7-10 Year U.S. Treasury ProShares	0.95%
UltraShort Lehman 20+ Year U.S. Treasury ProShares	0.95%
UltraShort iBoxx $ Investment Grade ProShares	0.95%
UltraShort iBoxx $ High Yield ProShares	0.95%
Ultra Lehman Aggregate Bond ProShares	0.95%
Ultra DJ Wilshire Total Market ProShares	0.95%
Ultra Russell 3000 ProShares	0.95%
Ultra MSCI Pacific ex-Japan ProShares	0.95%
Ultra MSCI Latin America ProShares	0.95%
Ultra MSCI Europe ProShares	0.95%
Ultra MSCI BRIC ProShares	0.95%
Ultra S&P Europe 350 ProShares	0.95%

Exhibit (h)(2)

Fund Name	Expense Limit
Ultra MSCI Brazil ProShares	0.95%
Ultra MSCI South Korea ProShares	0.95%
Ultra MSCI Taiwan ProShares	0.95%
Ultra MSCI Australia ProShares	0.95%
Ultra MSCI Hong Kong ProShares	0.95%
Ultra MSCI Mexico ProShares	0.95%
Short Lehman Aggregate Bond ProShares	0.95%
Short DJ Wilshire Total Market ProShares	0.95%
Short Russell 3000 ProShares	0.95%
Short MSCI Pacific ex-Japan ProShares	0.95%
Short MSCI Latin America ProShares	0.95%
Short MSCI Europe ProShares	0.95%
Short MSCI BRIC ProShares	0.95%
Short S&P Europe 350 ProShares	0.95%
Short MSCI Brazil ProShares	0.95%
Short MSCI South Korea ProShares	0.95%
Short MSCI Taiwan ProShares	0.95%
Short MSCI Australia ProShares	0.95%
Short MSCI Hong Kong ProShares	0.95%
Short MSCI Mexico ProShares	0.95%
UltraShort Lehman Aggregate Bond ProShares	0.95%
UltraShort DJ Wilshire Total Market ProShares	0.95%
UltraShort Russell 3000 ProShares	0.95%
UltraShort MSCI Pacific ex-Japan ProShares	0.95%
UltraShort MSCI Latin America ProShares	0.95%
UltraShort MSCI Europe ProShares	0.95%
UltraShort MSCI BRIC ProShares	0.95%
UltraShort S&P Europe 350 ProShares	0.95%
UltraShort MSCI Brazil ProShares	0.95%
UltraShort MSCI Mexico ProShares	0.95%
UltraShort MSCI Hong Kong ProShares	0.95%
UltraShort MSCI Australia ProShares	0.95%
UltraShort MSCI Taiwan ProShares	0.95%
UltraShort MSCI South Korea ProShares	0.95%
MSCI Latin America ProShares	0.95%
ProShares Credit Suisse 130/30 ETF	0.95%

Exhibit (h)(2)

PROSHARE ADVISORS LLC A Maryland limited liability company		PROSHARES TRUST a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Louis M. Mayberg
	Michael L. Sapir		Louis M. Mayberg
	Chief Executive Officer		President

Adopted:	December 15, 2005
Amended:	December 15, 2006
January 23, 2007
July 31, 2007
September 18, 2007
December 10, 2007
March 12, 2008